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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated December 18, 1998, except as to Notes 16 and 17 which are as of May 27, 1999, relating to the financial statements of Seminis, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP
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    PRICEWATERHOUSECOOPERS LLP
Los Angeles, California

May 27, 1999
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